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                                                                       (a)(1)(E)

                           [LOGO OF FUTURELINK CORP.]
                              2 South Pointe Drive
                              Lake Forest, CA 92630


                                February 16, 2001


To:   [Name of Option Holder]

From: Howard E. Taylor

Re: Offer to Exchange Outstanding Options under the Second Amended and Restated Stock Option Plan

        I am writing to provide you with additional information relating to FutureLink's recent offer to exchange (the "Offer") outstanding options to purchase the company's common stock granted on or prior to January 31, 2001 under our Second Amended and Restated Stock Option Plan (the "Plan") for new options the company will grant under the Plan. The Offer was commenced pursuant to the terms and conditions set forth in the company's Offer to Exchange dated February 12, 2001 ("Offer to Exchange") and the related letter of transmittal, both of which you should have received.

        In order to help you make an informed decision with respect to your participation in the Offer, set forth below are the grant date(s), share number(s) and the exercise price(s) of all your eligible options granted to you under the Plan which you may tender, subject to the terms and conditions of the Offer, should you decide to participate in the Offer.

        Grant Date               Total Shares            Exercise Price/USD
        ----------               ------------            ------------------
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        Please note that the above data has been recently updated to take into account any exercised and/or expired options and, therefore, it replaces any information with respect to the number of options held by you which you may have previously received. If you have any questions regarding the foregoing, please call Denise McLaughlin immediately at (949) 672-3000.


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     YOU SHOULD READ THE ENTIRE OFFER TO EXCHANGE CAREFULLY BEFORE DECIDING
    WHETHER TO EXCHANGE YOUR OPTIONS. YOU ARE STRONGLY ENCOURAGED TO CONSULT
     YOUR OWN LEGAL, INVESTMENT AND TAX ADVISORS BEFORE MAKING ANY DECISION
                             CONCERNING THE OFFER.
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